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Update-October 2001

                                 Exhibit 99.1

                         ADVANCED NUTRACEUTICALS, INC.
                             (NASDAQ symbol: ANII)
                         CORPORATE UPDATE October 2001

Many activities have occurred at Advanced Nutraceuticals, Inc. ("ANI") since the shareholder meeting. We have prepared this discussion to give you a current overview of the Company and its operations.

At the Annual Meeting held on May 31, 2001, the shareholders overwhelming approved all of the proposals. The following is a summary of the proposals approved and the actions taken by the Company:

  1. The Articles of Incorporation of the Company were amended to effect a reverse split of the Company's common stock, in a range left to the discretion of the Company's Board of Directors. The Board approved a one for four split. This enabled the Company to end its conditional status on NASDAQ. We have been able to maintain our listing since the Meeting. Our common stock trades under the symbol ANII;

  2.   Five directors were re-elected;

  3. The Stock Purchase Agreement providing for the sale of Nutrition For Life International, Inc. and its subsidiaries was approved and the sale was subsequently closed;

  4. The Articles of Incorporation were amended to change the vote required for future amendments to the Articles of Incorporation, mergers, asset sales and other significant matters from two-thirds to a majority; and

  5.   The 1995 Stock Option Plan, as amended, was approved.

The most significant of our recent activities was the sale of Nutrition For Life International, Inc. The decision to sell NFLI followed serious deliberations by management, as we had originally intended to utilize it as a base to grow from, by adding a number of companies through acquisitions. We concluded that the public investing community was not favorably inclined towards a company in the network marketing industry. Management at the subsidiary level of NFLI supported a sale to enhance the opportunities for the distributors of NFLI's products. On June 13, 2001 we completed the sale of NFLI. The sale of NFLI significantly improved ANI's financial condition by generating $3.2 million of cash from the cash portion of the purchase price, as well as enhancing the potential for near term profitability and cashflow, thereby improving the opportunity for our shareholders.
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Recently, ANI has been pursuing the acquisition of certain assets of York
Pharmaceuticals, Incorporated. In the proposed transaction, ANI would issue preferred stock which would become convertible into common stock upon shareholder approval. York would also have the right to acquire additional equity amounts tied to achieving defined earn out thresholds. The primary purpose of the transaction is to provide additional revenue opportunities for our OTC pharmaceutical business headquartered in Gulfport, Mississippi.

We have organized a new corporation, ANI Pharmaceuticals, Inc. ("ANIP") in Mississippi to become the principal operating arm of our OTC pharmaceuticals operation. We plan to move the assets of our ASHCO division into ANIP. In addition, we recently hired George Chin, formerly Vice President of Sales and Marketing for York, as the Vice President of Sales and Marketing for ANIP. George's extensive and successful background in the OTC pharmaceutical industry is an asset that will help in achieving our immediate and long-term goals. In addition to York, George has worked in sales and marketing for Glaxo/SmithKline (then known as Beecham Products), Perrigo Company (the largest private label manufacturer in the industry) and Pharmaceutical Formulations, Inc.

George states, "Our plan is to position ANIP as the only vertically integrated premier manufacturer of liquid pharmaceutical products for mass-market retailers
and contract manufacturing.   Our infrastructure will provide a solid foundation
to enable future expansion of product offerings. Our business plan includes expanding ANIP's contract manufacturing business and diversifying into direct distribution with major food, drug and mass merchandiser chains through their private label programs". Retailers such as Kmart, Walgreen, Kroger, Dollar General, Winn Dixie and Rite Aid have already committed to our program.

Corporate Structure and Operations

Advanced Nutraceuticals, Inc. is a holding company, which conducts its operations through its wholly owned subsidiaries, Bactolac Pharmaceutical, Inc and ANI Pharmaceuticals, Inc. The following information will provide you with a basic understanding of each of the operating business units.

     Bactolac Pharmaceuticals, Inc.
     ------------------------------

Bactolac is a contract manufacturer of vitamin and nutritional supplement products, operating in an industry with current annual revenues estimated to exceed $20 billion. Bactolac is led by its founder, Dr. Pailla M. Reddy. Bactolac was founded in 1995, was acquired by ANI in late 1999 and has grown to be a substantial entity with estimated 2002 sales exceeding $14 million.

To support this consistent growth and to expand its customer service capabilities, Bactolac recently moved into a state of the art, 37,500 square foot GMP facility located in Hauppauge, NY. This new facility has enhanced Bactolac's ability to provide complete turnkey services from product development to final product coating and packaging to its customers. Recent investments in state of
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Update-October 2001

the art lab equipment, high speed manufacturing equipment, tablet coating machines and flexible packaging equipment, have now been completed.

Bactolac is known for creating high quality, unique formulas for a variety of uses, including weight loss, antioxidants, formulas designed specifically for men, women and children, sport nutrition, energy products, stress formulas, relaxation formulas, life extension formulas, immune enhancement, brain products, cleansing products, cholesterol products, liver products, heart formulas and hundreds of herbal remedies. The company has manufactured over 700 formulations.

Bactolac has assembled an excellent staff that includes many highly qualified and degreed chemists and biochemists, which custom formulate products in response to, and in conjunction with, customers' needs and demands.

Since its inception, Bactolac has focused on achieving ever-increasing standards of quality systems and controls. To this end the company has made substantial investments in hiring qualified people and in state of the art analytical equipment. Raw materials and finished goods undergo analytical, organoleptic and physical standard tests. Bactolac's "In-Process Quality Control" (IPQC) ensures compliance with product specification at all stages of the manufacturing process. It is the company's goal to achieve NNFA certification in the coming year.

Bactolac markets primarily to companies in the nutrition industry. Customers include specialty food retailers, mass-market drug stores, multi-level marketers, catalog marketers, retail distributors, direct mail sellers, infomercial marketers and international distributors. The company has been built primarily through word of mouth testimonials from its satisfied customers. Efficient manufacturing, excellent service, and on time delivery are cornerstones of Bactolac's business strategy. Its customers are able to receive rapid order turnaround at competitive prices. The company has embarked on an aggressive program to market its products and services to the industry.

Dr Reddy and his excellent staff have created a rapidly growing and profitable manufacturer of vitamins, supplements and nutraceutical products during an otherwise generally flat time for the industry. We are pleased to have the commitment of an able leader such as Dr. Reddy.

     ANI Pharmaceuticals, Inc.

ANIP is a contract and private label manufacturer of OTC pharmaceutical liquid products, operating in a Company-owned 132,000 square foot facility in Gulfport, Mississippi. The operating facility, previously owned by Bayer Corporation, manufactured a number of OTC pharmaceutical products for Bayer. Most recently it produced Phillips brand of Milk of Magnesia(R). In 2000, the last year the plant produced Phillips MOM; its volume exceeded 11,000,000 bottles for the Bayer Corporation, in addition to manufacturing a number of products for other ASHCO contract customers.
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Update-October 2001

ANIP continues to follow the quality-driven procedures and principles established by Bayer. A majority of the key management staff members are former Bayer employees and additional staff members have been added with strong operational and technical backgrounds. Contract manufacturing has been performed at ANIP's facility for some of the most respected pharmaceutical companies in the world including Bayer, Schering Plough, Ivax, Watson and CB Fleet.

The ANIP facility is comprised of four manufacturing areas: bulk magnesium hydroxide manufacturing, antacid manufacturing; tablet manufacturing and powder manufacturing. ANIP currently operates three high-speed fully automated liquid packaging lines, two fully automated powder-packaging lines, and two fully automated tablet-packaging lines and one fully automated blister packaging line. Three extrusion blow-molding machines are used to produce the majority of the plastic bottles the plant uses in its production process.

ANIP has the capability of developing and manufacturing virtually any OTC pharmaceutical liquid, tablet, or powder for contract manufacturing or private label uses. It is estimated that the current plant production capacity is approximately $28 to $35 million annually, depending upon product mix. It is currently estimated that ANIP's 2002 sales will exceed $15 million.

ANIP has well established and stringent quality control procedures and standards. All products and production methods meet or exceed applicable standards, specifications, and regulations, in accordance with cGMP's as mandated by the Food, Drug and Cosmetic Act. The company has a clean regulatory record with a history of no objectionable observations from the FDA's recurring audit examinations. ANIP's laboratories and people are well qualified and capable of performing all required compendial testing in-house.

                               New Board Member
                               ----------------

In an effort to provide additional expertise to ANI, a new Board Member Randy Humphreys has joined our board of directors. As an experienced domestic and international merchant banker, as well as serving as a director on numerous corporate boards, Randy brings extensive experience to our Company. He is Chairman and Managing Director of Enterprise Merchant Bank, L.L.C. Enterprise is the sole shareholder of York. York will become a substantial shareholder of ANI upon completion of the York transaction.

                              Financial Overview
                              ------------------

ANI has been a publicly held company since 1995. It currently is in a transition stage following the completion of the sale of NFLI, and the implementation of its growth through selective acquisitions strategy. NFLI generated over $50 million in annual revenues and accordingly, required an appreciable level of management and service infrastructure to oversee. As a result of the completion of the sale of NFLI, financial statements of ANI issued in the future will treat the historical operations and assets of the NFLI entities as a discontinued business. The NFLI sale was
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Update-October 2001

completed for $3.2 million in cash at closing in June 2001, a $650,000 Note payable to Bactolac, due in June 2002 and a $5.0 million note payable in quarterly installments based on a ten-year amortization schedule with interest at prime plus one-half percent. The $5.0 million Note includes a balloon payment for the balance owed in June 2004. Due to the fact that management of ANI was unable to determine at closing if the entire Note would be collectable, for financial reporting purposes, an allowance representing the approximate balloon amount has been recorded against the face amount of the Note. Collections on the Note will be recorded on the cost recovery basis, with amounts collected above the approximate net $2.2 million carrying value, recorded as income when received.

ANI's debt and credit facilities consist principally of a $12 million revolving credit facility ($0.8 million outstanding as of September 30, 2001) with General Electric Credit Corporation, an approximate $1.2 million equipment term loan facility, also with GE, and a $1.5 million remaining purchase note commitment due to Dr, Reddy, the founder and selling stockholder of Bactolac. The Company has a mortgage of $2.4 million on its operational facility and land in Gulfport. We are currently in discussions with GE to amend the credit agreements following the completion of the sale of NFLI, and we are optimistic that amended agreements can be finalized during the quarter ending December 31, 2001.

Following are financial highlights for the nine months ended June 30, 2001, of the continuing ANI group (000's):

     Revenues                    $14,426
     Net income                  $   380
     EBITDA                      $   930

     Total assets                $28,750
     Stockholders' equity:
          Total                  $17,159
          Per share              $  8.47
     Tangible net worth:
          Total                  $ 8,282
          Per share              $  4.09

     Total shares outstanding      2,027

     Note: Shares outstanding are expected to increase as a result of ongoing negotiations with a note holder and the shares issuable upon closure of the York transaction.

                                    Summary
                                    -------

ANI's management has determined both long-term and near-term goals for the
company.   The primary near term goal of the Company is to continue to support the growth and expansion of
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Update-October 2001

Bactolac's profitable business and to restructure and grow the liquid pharmaceutical business operated under ANIP. These efforts we believe, will result in 1) continued growth at Bactolac as it provides new products and enhanced services to existing and potential customers and 2) improved cashflow at ANIP by expanding its customer base.

With an increase in sales we believe that ANIP can generate positive cashflow and become profitable in the near term. These efforts are already improving results as we have begun shipping to some of our new customers. We will continue to develop ANIP's business through internal growth with new product development and enhanced services and consider potential external acquisitions of companies within our industry, if they support our goals and objectives.

We believe that our current strategy of focusing the Company's efforts on increasing sales, improving cashflow and restoring profitability will result in improved shareholder value. Our key managers remain convinced that ANI will succeed and have made several purchases of our common stock over the past year.

Our longer-term goals will be to pursue accretive acquisitions, concentrate our efforts on areas that will most positively enhance our position in the market place, increase revenues, improve profitability and ultimately enhance and increase the value to our shareholders.

I believe that we are positioned to take advantage of many opportunities that exist in the market and we look forward to an exciting and challenging year.

For additional information contact:
Greg Pusey, President, at 303-722-4008
Or Jeff McGonegal, Sr. VP Finance, at 303-660-9583

================================================================================

This Corporate Update includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the Corporate Update that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANI believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Furthermore, ANI does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this Corporate Update should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.